UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 12, 2025

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	LPTH	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards providing pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 12, 2025, LightPath Technologies, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity LLC and Craig-Hallum Capital Group LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 7,750,000 shares (the “Firm Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Class A common stock”), at a public offering price of $7.75 per share. Pursuant to the terms of the Underwriting Agreement, the Company granted to the Underwriters a 30-day option to purchase up to an additional 1,162,500 shares of Class A common stock in the Offering (the “Optional Shares” and together with the Firm Shares, the “Shares”) at the public offering price. The Offering is expected to close on December 15, 2025, subject to customary closing conditions.

The Company estimates that the net proceeds from the Offering will be approximately $56.8 million after deducting underwriting discounts and commissions and other estimated offering expenses to be paid by the Company. The Company intends to use the net proceeds (after the payment of any offering expenses and/or underwriting discounts and commissions) from the sale of the Shares for working capital, investments, acquisitions and general corporate purposes.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-291717), filed on November 21, 2025, that was declared effective by the Securities and Exchange Commission on December 10, 2025, and a related prospectus supplement thereunder.

Pursuant to the terms of the Underwriting Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Class A common stock and securities convertible into shares of Class A common stock during the 90-day period following the date of the Underwriting Agreement, subject to specified exceptions.

The Underwriting Agreement contains customary representations and warranties, conditions to closing, termination provisions, and indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Pursuant to the terms of the Underwriting Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock and securities convertible into shares of Common Stock during the 90-day period following the date of the Underwriting Agreement.

The Underwriting Agreement contains customary representations and warranties, conditions to closing, termination provisions, and indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Company is filing the opinion of its counsel, Baker & Hostetler LLP, relating to the legality of the issuance and sale of the Shares, as Exhibit 5.1 hereto, which is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01. Regulation FD Disclosure.

On December 11, 2025, the Company issued a press release announcing the launch of the Offering (the “Launch Press Release”), and on December 12, 2025, the Company issued a press release announcing that it had priced the Offering (the “Pricing Press Release”). Copies of the Launch Press Release and Pricing Press Release are furnished hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1 and Exhibit 99.2, is being furnished to the SEC and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

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Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit No.	Description

1.1

Underwriting Agreement, dated December 12, 2025, by and among LightPath Technologies, Inc. Canaccord Genuity LLC, Craig-Hallum Capital Group LLC and the several underwriters named in Schedule I thereto.

5.1	Opinion of Baker & Hostetler LLP.

23.1	Consent of Baker & Hostetler LLP (contained in Exhibit 5.1).

99.1	Press Release of LightPath Technologies, Inc., dated December 11, 2025.

99.2	Press Release of LightPath Technologies, Inc., dated December 12, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: December 12, 2025	By:	/s/ Albert Miranda
Albert Miranda, Chief Financial Officer

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